UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2005

ST. JUDE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-8672	41-1276891
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Lillehei Plaza, St. Paul, MN		55117
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (651) 483-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 4, 2005, Mr. John W. Brown was appointed as a member of the Company’s Board of Directors, and a member of the Governance and Nominating Committee of the Board. Mr. Brown is in the class of directors whose term will expire at the next Annual Shareholders Meeting, which will be in 2006. Mr. Brown is deemed to be an independent director.

Mr.  Brown is Chairman of the Board of Stryker Corporation and served as Chief Executive Officer of Stryker from 1977 to January 1, 2005. A copy of the press release announcing the appointment of Mr. Brown is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

No arrangement or understanding exists between Mr. Brown and any other persons pursuant to which Mr. Brown was selected as a director.

During the last two years, Mr. Brown has had no direct or indirect material interest in any transaction to which the Company was a party.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

99.1	Press release dated August 4, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.
Date: August 5, 2005	By: /s/ Kevin T. O’Malley

Kevin T. O’Malley Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated August 4, 2005.